Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2010, with respect to the consolidated financial statements of Center Financial Corporation included in the Current Report on Form 8-K of Nara Bancorp, Inc. We hereby consent to the incorporation by reference of said report in the Registration Statements of Nara Bancorp, Inc. on Forms S-3 (File No. 333-156282 and File No. 333-161992) and on Form S-8 (File No. 333-145014).

/s/ GRANT THORNTON LLP

Los Angeles, California

September 30, 2011